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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Diane Citron and Diana Bergherr, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof, such constitution and appointment to continue in force until the date specified in Schedule 1 or until notice or revocation of this Power of Attorney has been received by the appointed attorneys

                                   Schedule 1

         The date on which Macquarie Securitisation Limited ceases to be required under the Securities Act of 1933 to file any information or documents relating to this Registration Statement with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed, for and on behalf of Macquarie Securitisation Limited, by the following persons in the capacities and on the dates indicated.

        SIGNATURE                          TITLE                       DATE
        ---------                          -----                       ----

                                Anthony Peter Gill
/s/ Anthony Peter Gill          Managing Director
----------------------------    (Principal Executive Officer)    October 9, 2000

                                Philip Jack Richards
/s/ Phillip Jack Richards       Treasurer and Director
----------------------------    Principal Financial Officer      October 9, 2000

/s/ Patrick Tuttle              Patrick Tuttle
----------------------------    Principal Accounting Officer     October 9, 2000

/s/ Frank Nicolas Ganis         Frank Nicolas Ganis
----------------------------    Director                         October 9, 2000